Exhibit 99.2

TINGO FOODS PLC.

FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2022

i

INDEPENDENT AUDITOR’S REPORT

To the stockholders of Tingo Foods PLC.

Opinion on the Financial Statements

We have audited the financial statements of Tingo Foods PLC (the “Company”), which comprise the balance sheet as of December 31, 2022, and the related statements of operations, comprehensive income, changes in stockholders’ equity, and cash flows for the period from August 11, 2022 (inception) to the year ended December 31, 2022, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of Tingo Foods PLC as of December 31, 2022, and the results of its operations and its cash flows for the period from August 11, 2022 (inception) to the year ended December 31, 2022 in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the “Auditor’s Responsibilities for the Audit of the Financial Statements” section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

/s/ Brightman Almagor Zohar & Co.

Brightman Almagor Zohar & Co.

Certified Public Accountants

A Firm in the Deloitte Global Network

Tel Aviv, Israel

April 27, 2023

TINGO FOODS PLC.

BALANCE SHEET

(USD In Thousands, Except Share and Par Value Data)

December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$54,733
Inventories	201,100
Other current assets	264
Total current assets	256,097

Non-current assets:
Property and equipment, net	12,803
Total non-current assets	12,803

Total assets	$268,900

December 31, 2022
LIABILITIES AND STOCKHOLDERS’ EQUITY

Trade accounts payable	$201,100
Other current liabilities	29,077
Total current liabilities	230,177

COMMITMENTS AND CONTINGENT LIABILITIES (Note 6)

Stockholders’ Equity:
Common stock; $0.001 par value, 2,000,000,000 shares authorized and outstanding as of December 31, 2022	2,000
Additional paid in capital	2,718
Accumulated other comprehensive loss	(1,068)
Accumulated earnings	35,073
Total stockholders’ equity	38,723

Total liabilities and stockholders’ equity	$268,900

April 27, 2023
Date of approval	Chris Cleverley President and Director

The accompanying notes are an integral part of the financial statements.

TINGO FOODS PLC.

STATEMENT OF OPERATIONS

(USD In Thousands, Except Share and Earnings Per Share Data)

For the period from August 11, 2022 (inception) to December 31,
2022
Revenues	$466,171
Cost of revenues	269,743
Gross profit	196,428
Operating expenses:
Selling and marketing	140,298
General and administrative	5,472
Total operating expenses	145,770

Profit from operations	50,658
Financial expenses, net	554
Profit before income tax expenses	50,104
Income tax expenses	15,031

Net profit	35,073

Basic and diluted profit per share	$0.04

Weighted average common shares outstanding:
Basic and diluted	937,062,937

The accompanying notes are an integral part of the financial statements.

TINGO FOODS PLC.

STATEMENT OF COMPREHENSIVE INCOME

(USD In Thousands, Except Share and Earnings Per Share Data)

For the period from August 11, 2022 (inception) to December 31,
2022
Net profit	$35,073
Other comprehensive (loss) income, net of tax:
Currency translation adjustment	(1,068)
Total comprehensive income	34,005

The accompanying notes are an integral part of the financial statements.

TINGO FOODS PLC.

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

(USD In Thousands, Except Numbers of Shares)

	Common Stock		Additional Paid-in	Accumulated	Accumulated Other Comprehensive	Total Stockholders’
	Amount	Shares	Capital	earnings	Loss	Equity
Balance at August 11, 2022 (inception)	-	-	-	-	-	-
Shares issued upon inception	2,000	2,000,000,000	2,718	-	-	4,718
Net profit	-	-	-	35,073	-	35,073
Other Comprehensive loss	-	-	-	-	(1,068)	(1,068)
Balance at December 31, 2022	2,000	2,000,000,000	2,718	35,073	(1,068)	38,723

The accompanying notes are an integral part of the financial statements.

TINGO FOODS PLC.

STATEMENT OF CASH FLOWS

(USD In Thousands)

For the period from August 11, 2022 (inception) to December 31,
2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net profit	$35,073

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	936
Changes in assets and liabilities:
Increase in inventories	(201,100)
Increase in other current assets	(264)
Increase in trade accounts payable	201,100
Increase in other current liabilities	29,077
Net cash provided by operating activities	$64,822

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(14,493)

Net cash used in investing activities	$(14,493)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of shares	$4,718

Net cash provided by financing activities	$4,718

TRANSLATION ADJUSTMENT ON CASH	(314)

NET INCREASE IN CASH	54,733

Cash and cash equivalents at the beginning of the period	-

Cash and cash equivalents at the end of the period	$54,733

The accompanying notes are an integral part of the financial statements.

TINGO FOODS PLC.

NOTES TO THE FINANCIAL STATEMENTS

(In Thousands, except Share and Par Value data)

NOTE 1 — DESCRIPTION OF BUSINESS

Overview

Tingo Foods PLC. (“Tingo Foods” or the “Company”) was formed as a limited company on August 11, 2022, and is registered at 95, Allianz Towers, Broad Street, Marina, Lagos State, Nigeria. The Company is a single entity with no subsidiaries.

Tingo Foods is a diversified food processing company, which uses domestic inputs purchased from farmers across Nigeria and engages with third party processing companies to process them into finished food products. With a small number of existing product lines, Tingo Foods is focused on broadening its product range, leveraging on its relationship and provision of technology and data services to smallholder farmers by utilizing their produce, creating leaner supply chains, reducing post-harvest losses and processing crops into finished goods. The Company is committed to delivering an enhanced value proposition for all stakeholders specifically the Nigerian Farming community.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements have been prepared in accordance with United States Generally Accepted Accounting Principles (“GAAP”) applied on a consistent basis.

Functional currency and Exchange Rate Income (Loss)

The functional currency of the Company is the Nigerian Naira. The Company translates its financial statements into U.S. dollars using average exchange rates for the period for statement of operations amounts and using end-of-period exchange rates for assets and liabilities. The translation adjustments are charged or credited to other comprehensive income.

The exchange rate used for conversion of Nigerian Naira to USD is presented below:

December 31, 2022
Balance Sheet	448.55
Profit and Loss	438.20

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts and disclosures. These estimates and assumptions take into account historical and forward-looking factors that the Company believes are reasonable. Actual results could differ significantly from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash, bank deposits, money market funds and high liquid short-term investments with insignificant interest rate risk and original maturities of three months or less.

Inventory

Inventories are stated at the lower of aggregate cost or net realizable value. If inventory costs exceed expected net realizable value, the Company records reserves for the difference between the cost and the expected net realizable value. As of December 31, 2022, the Company has only finished goods. Cost is determined for finished goods on the basis of standard cost, which approximates actual production cost (materials and indirect manufacturing costs)

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation and amortization is calculated by the straight-line method over their estimated useful lives. Useful lives of depreciation are as follows:

Category	Useful Life
Buildings	5 years

TINGO FOODS PLC.

NOTES TO THE FINANCIAL STATEMENTS

(In Thousands, except Share and Par Value Data)

 Revenue Recognition

The Company follows ASC 606 “Revenue from Contracts with Customers” and recognizes revenue when it transfers the control of promised goods to customers in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services.

The Company recognizes revenues at a point in time, upon delivery of the finished product to the customer.

Income Taxes

The Company accounts for income taxes using an asset and liability approach as prescribed in ASC 740-10 “Income Taxes” whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities. Deferred taxes are measured using the enacted tax rates anticipated (under applicable law as of the balance sheet date) to apply when the deferred taxes are expected to be paid or realized. Deferred tax assets and liabilities, as well as any related valuation allowance, are classified as noncurrent items on the balance sheets.

The Company evaluates the potential realization of its deferred tax assets for each jurisdiction in which the Company operates at each reporting date and establishes valuation allowances when it is more likely than not that all or a part of its deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income of the same character and in the same jurisdiction. The Company considers all available positive and negative evidence in making this assessment, including, but not limited to, the scheduled reversal of deferred tax liabilities and deferred tax assets and projected future taxable income. Due to the early stage of the Company no deferred taxes were generated.

ASC 740-10 prescribes a two-step approach for recognizing and measuring uncertain tax positions. The first step is to evaluate tax positions taken or expected to be taken in a tax return by assessing whether they are more-likely-than-not sustainable, based solely on their technical merits, upon examination and including resolution of any related appeals or litigation process. The second step is to measure the associated tax benefit of each position as the largest amount that the Company believes is more-likely-than-not realizable. Differences between the amount of tax benefits taken or expected to be taken in its income tax returns and the amount of tax benefits recognized in its financial statements, represent the Company’s unrecognized income tax benefits. The Company’s policy is to include interest and penalties related to unrecognized income tax benefits as a component of income tax expense.

Earnings per Ordinary Share

Basic earnings per share are calculated in accordance with ASC 260, “Earnings Per Share” by dividing net profit or loss (the numerator) by the weighted average number of ordinary shares outstanding during the reported period (the denominator). Diluted earnings per share are calculated, if applicable, by adjusting net profit and the weighted average number of ordinary shares, taking into effect all potential dilutive ordinary shares.

Comprehensive Income (Loss)

In accordance with ASC 220 “Comprehensive Income”, comprehensive income represents the change in shareholders’ equity during a reporting period from transactions and other events and circumstances from non-owner sources. It includes all changes in equity during a reporting period except those resulting from investments by owners and distributions to owners. Other comprehensive income (“OCI”) represents gains and losses that are included in comprehensive income but excluded from net profit.

TINGO FOODS PLC.

NOTES TO FINANCIAL STATEMENTS

(In Thousands, except Share and Par Value Data)

Recently issued accounting pronouncements

The Company does not believe that adoption of recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s balance sheets, statements of operations, comprehensive loss and cash flows.

NOTE 3 — INVENTORIES

Inventories are stated at the lower of cost or net realizable value, computed using the first-in, first-out method. Inventories consist of the following:

(USD in thousands)	December 31, 2022
Finished products	$201,100
$201,100

The Company did not record any inventory reserves as of December 31, 2022.

NOTE 4 — OTHER CURRENT LIABILITIES

(USD in thousands)	December 31, 2022
Income tax payable	$14,684
VAT tax payable	14,393
$29,077

The Company is liable for VAT on a total percent of 7.5% on its sales and inventory costs.

NOTE 5 — REVENUES

All of the Company’s revenues are derived from one geographic region – Nigeria.

Composition of revenue from the Company’s major customers is presenting below:

(USD in thousands)	For the period from August 11, 2022 (inception) to December 31, 2022
Customer A	$161,211
Customer B	152,748
Customer C	152,212
$466,171

TINGO FOODS PLC.

NOTES TO FINANCIAL STATEMENTS

(In Thousands, except Share and Par Value Data)

NOTE 6 — COMMITMENT AND CONTINGENCIES

Legal Proceedings

The Company is subject to litigation arising from time to time in the ordinary course of its business. There was no open legal proceeding as of December 31, 2022.

NOTE 7 — INCOME TAX EXPENSES

A. Provision for Income Tax Expenses

For the period from August 11, 2022 (inception) to December 31, 2022
Current
Domestic	$15,031
Foreign	-
Total	$15,031
Deferred
Domestic	$-
Foreign	-
Total	$15,031

B. The Company is governed by the tax laws of the Federal Republic of Nigeria which had a corporate tax rate of 30% in the year ended December 31, 2022.

C. Since it was established, the Company does not have any tax assessments that are considered to be final.

TINGO FOODS PLC.

NOTES TO FINANCIAL STATEMENTS

(In Thousands, except Share and Par Value Data)

NOTE 8 — SUBSEQUENT EVENTS

On February 9, 2023 (“Effective Date”), TINGO GROUP and MICT Fintech Ltd., an indirect wholly owned subsidiary of the Company organized under the laws of the British Virgin Islands (“MICT Fintech”), purchased from Dozy Mmobuosi 100% of the ordinary shares of Tingo Foods PLC (“Tingo Foods”) (the “Acquisition”). Mr. Mmobuosi is the majority shareholder, Chairman and Chief Executive Officer of Tingo, Inc., a Nevada corporation, which in turn is the largest shareholder in TINGO GROUP.

Given the recent timing of the transaction, the initial accounting for the transaction is incomplete at the time these financial statements were authorized for issuance. Accordingly, not all relevant disclosures are available for this transaction.

As consideration for the Acquisition, TINGO GROUP agreed to pay Mr. Mmobuosi a purchase price approximately equal to the cost value of the inventory held by Tingo Foods, to be satisfied by the issuance of a secured promissory note (“Promissory Note”) in the amount of US$204,000,000. The Promissory Note is for a term of two years with an interest rate of 5% per annum. MICT Fintech agreed to certain covenants in connection with the Promissory Note, including with regard to its ability to incur additional debt or create additional liens. The Acquisition will not result in any new issuance of the Company common stock, nor of any instruments convertible into shares of the Company.

Additionally, Tingo Foods has agreed to enter into a joint venture with Mr. Mmobuosi to construct a state-of-the-art $1.6 billion food processing facility in the Delta State of Nigeria, which is expected to multiply the size of the processing capacity and revenues of Tingo Foods, following its expected completion by the end of the first half of 2024. Mr Mmobuosi, as the owner of the land on which the food processing facility is to be located, has committed to finance the construction of the property shells, whereas Tingo Foods has agreed to undertake the fit out and the installation of the mechanized equipment for the specialized operations of the food processing facility. Mr. Mmobuosi has committed to provide Tingo Foods with a long-term lease with respect to the land and property and at the same time Tingo Foods has committed to operate the food processing facility.

On February 22, 2023, Tingo Foods entered into a partnership with Evtec Energy Plc (“Evtec”), under the terms of which Evtec has agreed to construct a 110 MW net zero carbon emission solar plant, utilizing the technology of TAE Power Solutions Limited, which will provide a sustainable low-cost renewable energy source to the Tingo Foods processing facility. The $150 million cost of the solar plant is to be funded by Evtec and its financial partners, namely Credit Suisse, JP Morgan, and Roth.

During March 2023, Tingo Foods made changes to its operations and its stock handling systems, with the objective of increasing efficiency and reducing costs. As part of these changes, the Company moved to a just-in-time inventory management system, in parallel to agreeing a direct-to-customer shipping arrangement with its produce and processing suppliers, in connection with which it aims to avoid holding physical inventory. Having established a track record and relationship with its customers, and a reputation in the market, Tingo Foods has been able to implement a budgetary policy to reduce its sales and distribution costs, as part of which the sales commission it pays to agents has been reduced from 30% of sales value to a maximum of 15% of sales value, with effect from January 1, 2023.

The processing facility is part of the Nigerian government’s Special Agro-Industrial Processing Zones (SAPZ) initiative, which aims to create a network of agro-industrial hubs across the country. The plant has been designed to produce a wide range of food and beverage products, including packaged foods, snacks, and drinks. The project is managed by a team of experienced professionals with a proven track record in the food industry. Tingo Foods has also partnered with the All Farmers Association of Nigeria, together with domestic farmers and suppliers to source raw materials and create jobs for the local community and the wider country.